POLICY INFORMATION [EFFECTIVE DATE]

INSURED PERSON	[RICHARD ROE]

POLICY OWNER	[RICHARD ROE]

FACE AMOUNT
OF BASE POLICY	[$100,000]

DEATH BENEFIT	[OPTION A]		SEPARATE ACCOUNT [FP]

POLICY NUMBER	[XX XXX XXX]		ISSUE AGE [35]

BENEFICIARY	[MARGARET ROE]		SEX [MALE]

REGISTER DATE	[MAY 11, 2023]	RATING CLASS:	[STANDARD
NON-TOBACCO USER]

[DATE OF ISSUE	MAY 11, 2023]

The life insurance qualification test is the [Cash Value Accumulation Test].

The minimum base policy face amount is [$100,000].

[A minimum initial premium payment of [$149.04] is due on or before delivery of the policy.] Each premium payment [thereafter] must be at least [$50.00].

The planned periodic premium of [$500.00] is payable [quarterly].

The minimum guaranteed interest rate we credit to the portion of your Policy Account that is in our GIA is 1.5% per year.

[Beginning in policy year [31], we will credit an additional amount, called a Customer Loyalty Credit, to your Policy Account at the beginning of each policy month. This additional amount will be determined as follows:

(1) If the interest rate we are crediting to the unloaned amount you have in our Guaranteed Interest Account (GIA) is equal to the minimum guaranteed interest rate as shown above at the time that your Policy Account would be credited, the additional amount credited monthly will be determined as a percentage of the unloaned portion of your Policy Account less the unloaned amount you have in our GIA; or

(2) If the interest rate we are crediting to the unloaned amount you have in our GIA is greater than the minimum guaranteed interest rate as shown above at the time that your Policy Account would be credited, the additional amount credited monthly will be determined as a percentage of the unloaned portion of your Policy Account.

The additional amount will be determined at a monthly percentage rate of [.025%] in policy years [31] and later. The additional amount credited monthly will be netted against the monthly deduction from your Policy Account and the net amount of the monthly deduction will be allocated to your Policy Account as specified in the “Allocations” provision of your policy.]

[The No Lapse Guarantee Period is [20] years, beginning on the Register Date. See the No Lapse Guarantee provision.

The No Lapse Guarantee Accumulation Rate: [None].

See Page 4 for the Table of Guarantee Premiums.]

The maximum age for a base policy face amount increase or a change to death benefit Option B is attained age [85] of the insured person. The maximum age may vary based on the rating class of the insured person at the time of such increase or change to Option B.

[The planned periodic premiums shown above may not be sufficient to continue the policy and life insurance coverage in force. The period for which the policy and coverage will continue in force will depend on: (1) the amount, timing and frequency of premium payments; (2) changes in the face amount and the death benefit option; (3) changes in the interest rates credited to our GIA and the investment performance of the investment funds of our SA and the VIO Holding Account; (4) the rate of return applied to any Segment Account at Segment Maturity, and any Market Value Adjustment associated with a loan, monthly deduction, or other distribution prior to Segment Maturity; (5) changes in the monthly deductions from your Policy Account for this policy and any benefits provided by riders to this policy; (6) changes in deductions from premium payments; (7) changes in the VIO Growth Cap Rates and Segment Loss Absorption Threshold Rates; and (8) loan and partial Net Cash Surrender Value withdrawal activity.]

However, this policy is guaranteed not to lapse during the No Lapse Guarantee Period, subject to the No Lapse Guarantee provision that is part of this policy. See the No Lapse Guarantee provision for further details.

ICC23-09-100-3	PAGE 3

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

INVESTMENT EXPENSE REDUCTION [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF INVESTMENT EXPENSE REDUCTION]

[INVESTMENT EXPENSE REDUCTION

We will apply an Expense Reduction to the Investment Funds in the calculation of the daily unit values of each Investment Fund of our SA. The Expense Reduction for each Investment Fund will be determined based upon the net total annual portfolio operating expense of each Investment Fund’s corresponding portfolio, in the manner summarized in the table below. For purposes of determining the Expense Reduction for each Investment Fund, we will use the net total annual portfolio operating expense of each Investment Fund’s corresponding portfolio (1) as shown in the portfolio prospectuses dated on or about [May 1st] of each calendar year for existing portfolios which are already effective as of that date; or (2) as shown in the initial effective portfolio prospectuses for new portfolios that become effective after that date; whichever is applicable. The minimum annual Expense Reduction for each Investment Fund is [0.15%]; however, in no event will the annual Expense Reduction for each Investment Fund exceed the net total annual portfolio operating expenses of each Investment Fund’s corresponding portfolio as of the date each unit value is calculated.

Net Total Annual Portfolio Operating Expense (before Investment Expense Reduction)	Annual Investment Expense Reduction
[[Less than [0.80%]	[Annual Investment Expense Reduction will be the amount equal to the greater of [0.15%] and any excess of the net total annual portfolio operating expense over [0.40%]. However, in no event will the annual Investment Expense Reduction exceed the net total annual portfolio operating expenses.]]
[0.80%] through [1.15%]	[Annual Investment Expense Reduction will be the amount equal to the greater of [0.15%] and any excess of the net total annual portfolio operating expense over [0.80%]].
Greater than [1.15%]	[Annual Investment Expense Reduction will equal [0.15%]]].

]

ICC23-09-100-3	PAGE 3.1

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF ADDITIONAL BENEFIT RIDERS]

The Additional Benefit Riders listed below are included in this policy:

[EXTENDED NO LAPSE GUARANTEE RIDER

The Extended No Lapse Guarantee Period is [86] years from the Register Date.

The Extended No Lapse Guarantee Premium Accumulation Rate is [4.20%] per year.

The Actual Premium Accumulation Rate is [4.20%] per year.

ACCELERATED DEATH BENEFIT RIDER (FOR TERMINAL ILLNESS)

OPTION TO PURCHASE ADDITIONAL INSURANCE RIDER – [$25,000]

CHLDREN’S TERM INSURANCE RIDER – [5 Units]

LOAN EXTENSION ENDORSEMENT

ACCELERATED DEATH BENEFIT FOR LONG-TERM

CARE SERVICES RIDER

Initial Long-Term Care Specified Amount	[$100,000]
Acceleration Percentage	[100%]
Benefit Percentage	[2%]
Initial Maximum Monthly Benefit	[$2,000]

DISABILITY RIDER - WAIVER OF MONTHLY DEDUCTIONS

CHARITABLE LEGACY RIDER

If the base policy face amount at the time of the Insured’s death is at least $1,000,000, we will pay a Charitable Benefit Amount equal to the lesser of (1) $100,000, and (2) 1% of the base policy face amount at the time of the Insured’s death. However, if the base policy face amount at the time of the Insured’s death is less than $1,000,000, no Charitable Benefit Amount will be paid.]

ICC23-09-100-3	PAGE 3.2

[POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF ADDITIONAL BENEFIT RIDERS]

The Additional Benefit Riders listed below are included in this policy:

Variable Indexed Option Rider (with a -25% Segment Loss Absorption Threshold Rate)	Separate Account [67]

Variable Index Benefit Charge	.75% of the amount to be transferred from the VIO Holding Account into a new Segment on a Segment Start Date]

Segment Start Date:	[the 3rd Friday of each calendar month]

Segment Maturity Date:	[the 3rd Friday of the same calendar month as the calendar month of the Segment Start Date, in the calendar year next following the calendar year of the Segment Start Date]

Guaranteed Participation Rate:	[100%]

Guaranteed Minimum Growth Cap Rate:	[6%]

Segment Loss Absorption Threshold Rate:	[-25%]

Maximum difference between the annual interest rate we credit and the annual loan interest rate we charge on the amount of any loan deducted from a VIO Segment:	[5%]

VIO Holding Account:	[EQ/Money Market Variable Investment Option – Separate Account FP]

Investment Fund if we restrict future allocations to the VIO:	[EQ/Money Market Variable Investment Option – Separate Account FP]]

ICC23-09-100-3	PAGE 3.3

[POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS [EFFECTIVE DATE]

[THIS TABLE REPLACES ANY PREVIOUS TABLE OF ADDITIONAL BENEFIT RIDERS]

HOW THE VARIABLE INDEXED OPTION RIDER

RELATES TO OTHER RIDERS OR ENDORSEMENTS ON YOUR POLICY

[LOAN EXTENSION ENDORSEMENT

If the Loan Extension Endorsement is in effect, and any Segments are in effect, the Segment Values will be used in place of the Segment Accounts in the calculation of your Net Policy Account Value in determining whether the policy will go onto loan extension. If loan extension goes into effect, any remaining Segments will be terminated on the effective date of loan extension with corresponding Market Value Adjustments, and the Segment Values will be transferred to the unloaned portion of our GIA, as described in the Loan Extension Endorsement.

ACCELERATED DEATH BENEFIT RIDER (for terminal illness)

The third paragraph of the “Effect of Accelerated Death Benefit Payment on the Policy” provision of the Accelerated Death Benefit Rider is replaced by the following:

Additionally, if your policy is a variable life policy, the portion of the Cash Surrender Value that is equal to the specified percentage of the lien and is allocated to your values in the investment funds of the Separate Account (SA) under the base policy and the Variable Indexed Option will be transferred to and maintained as part of the unloaned portion of the Guaranteed Interest Account (GIA). You may tell us how much of the accelerated payment is to be transferred from your value in each investment fund of our SA under the base policy and your value in the Variable Indexed Option. Units will be redeemed from each investment fund of our SA under the base policy sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the unloaned portion of the GIA. Any portion of the payment allocated to the Variable Indexed Option based on your instructions will be deducted from any value in the VIO Holding Account and the individual Segments on a pro-rata basis, based on any value in the VIO Holding Account and the current Segment Value of each Segment, and transferred to the unloaned portion of the GIA. Any portion of the payment allocated to an individual Segment will cause a corresponding Segment Market Value Adjustment of the Segment Account. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocate it based on our rules then in effect.]]

ICC23-09-100-3	PAGE 3.4